UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 13, 2016, the Board of Directors (the "Board") of Barnes Group Inc. (the "Company") elected Hans-Peter Männer as a non-independent director of the Company, effective immediately, for a term ending on the date of the 2017 Annual Meeting of Stockholders.

Mr. Männer is the former Chief Executive Officer of Otto Männer GmbH, which the Company acquired in November 2013. Additionally, Mr. Manner served for 18 years as a member of the board of directors of Volksbank Freiburg, a German bank, and for 10 years as a member of the advisory board of WVIB Wirtschaftsverband, a German trade association with more than 1,000 member companies covering a workforce of more than 180,000.

Since the Company’s acquisition of Otto Männer GmbH, Mr. Männer has been compensated for consulting services to the Company, rendering him currently non-independent.  Mr. Männer’s consultant contract with the Company expires on October 31, 2016 and will not be renewed.

There are no other transactions involving Mr. Männer requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Männer and any other persons by which he was selected as a director.

Mr. Männer will participate in the standard compensation and benefit programs received by the Company's non-management directors, which are described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 22, 2016. The Board has not yet appointed Mr. Männer to any Board committee.

On October 19, 2016, the Company issued a press release announcing the appointment of Mr. Männer to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1 and incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2016	BARNES GROUP INC.
(Registrant)

	By:	/s/ James Berklas, Jr.
James Berklas, Jr. Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release, dated October 19, 2016

2